Exhibit 4.29

印　紙
200円

融資特約書

平成27年11月30日

株式会社三菱東京ＵＦＪ銀行　御中

〒108-0075 東京都港区港南2-12-23
明産高浜ビル
借　入　人　住所
株式会社ＵＢＩＣ
名称 代表取締役 守 本 正 宏

株式会社ＵＢＩＣ（以下、「借入人」という。）は、借入人が株式会社三菱東京ＵＦＪ銀行（以下、「貸付人」という。）から平成27年11月30日付金銭消費貸借契約証書（以下、「原金消契約」又は「原契約」という。なお、本融資特約書（以下、「本特約」という。）以外の契約で、原契約に関しての特約等が定められている場合は、当該特約等を定めた契約についても原契約に含むものとする。また、原契約及び借入人が別途貸付人に差し入れ又は貸付人との間で締結した銀行取引約定書（以下、「銀取約定」という。）を個別に又は総称して「原契約等」という。）に基づき金銭の貸付（以下、添付別紙1（個別貸付明細）に記載する原契約に基づくトランシェＡ個別貸付を「トランシェＡ個別貸付」、トランシェＢ個別貸付を「トランシェＢ個別貸付」といい、トランシェＡ個別貸付及びトランシェＢ個別貸付を個別に又は総称して「個別貸付」という。）を受けるにあたり、原契約の定めの他、本特約の内容を遵守する。

第1条　（資金使途）

借入人は、個別貸付により調達した金員を、原契約の資金使途に係る規定（原金消契約第2条第3項を含むがこれに限らない。）に従うほか、次の各号に定める資金としてのみ使用する。

(1) 以下の各法人（個別に又は総称して、以下、「売主」という。）が保有するEVD, INC.(a California corporation)（所在：160 Greentree Drive, Suite101 Dover, DE 19904 County of Kent。以下、「対象会社」という。）の発行済み全株式（以下、「本株式」

銀 行 使 用 欄

前提条件充足確認	
検閲	実施

検閲	印鑑照合	実施

という。）の購入（以下、「本件株式取得」という。）に係る資金

① ANDATHA INTERNATIONAL, INC. (a California corporation)

(2) 本株式の取得に係る公租公課及び諸費用の支払資金

(3) 対象会社が負担している既存借入金等の債務の返済資金並びに当該返済に供するための対象会社への出資金及び貸付金

第2条　（個別貸付実行の前提条件）

1. 貸付人は、次の各号に定める条件がトランシェＡ個別貸付の実行日において全て充足されることを条件として、トランシェＡ個別貸付を実行する。なお、当該条件の充足の判断は、貸付人が行う。但し、貸付人は、次の各号の条件の一部又は全部が満たされていない場合においても、貸付人の自らの裁量によりトランシェＡ個別貸付を実行できるものとし、次の各号の条件の全部が満たされた場合においても、貸付人の自らの裁量により、トランシェＡ個別貸付を実行しないことができるものとする。

(1) 借入人が、第 7 条各号において表明及び保証した事実が、いずれも真実かつ正確であること。

(2) 第 13 条第 1 項及び第 2 項に規定する事由、原金消契約第 5 条及び原金消契約特約事項第 3 条に規定する事由並びに銀取約定第 5 条第 1 項及び第 2 項に規定する事由のいずれにも該当しておらず、かつ、これらに該当するおそれもないこと。

(3) 借入人が、原契約等、本特約その他貸付人との間で締結した契約の各条項に違反しておらず、かつ、トランシェＡ個別貸付の実行日以降においてこれらに違反するおそれもないこと。

(4) 原契約に定めるトランシェＡ個別貸付の実行の条件（原金消契約第 2 条第 4 項但書及び原金消契約第 4 条第 3 項を含むが、これらに限らない。）が全て充足されていること。

(5) 借入人が、トランシェＡ個別貸付に係る資金使途確認資料（請求書、見積書などを含むがこれらに限らない。）を貸付人へ提出していること。

(6) 天災その他の自然的事象、戦争、暴動、テロ、放火その他の人為的事象、電気、通信若しくは各種決済システムの不通若しくは障害、東京インターバンク市場において発生した円資金貸借取引を行い得ない事由、又は貸付人の責めによらない事由のうち貸付人によるトランシェＡ個別貸付の実行が不可能若しくは著しく困難となる事由が、いずれも発生していないこと。

(7) 貸付人が以下の書類を借入人から受領し、その内容に貸付人が満足すること。

① 借入人と売主及び対象会社との間で締結された本株式に関する株式売買契約（以下、「本株式売買契約」という。）について貸付人が要求する一切の書類（以下、「本株

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式売買契約書等」という。）の写し

② その他本件株式買収に係る関連契約

(8) その他トランシェＡ個別貸付の実行に際し必要なものとして貸付人が指定する書類又は情報が貸付人に提出又は提供されていること。

2. 貸付人は、次の各号に定める条件がトランシェＢ個別貸付の実行日において全て充足されることを条件として、トランシェＢ個別貸付を実行する。なお、当該条件の充足の判断は、貸付人が行う。但し、貸付人は、次の各号の条件の一部又は全部が満たされていない場合においても、貸付人の自らの裁量によりトランシェＢ個別貸付を実行できるものとし、次の各号の条件の全部が満たされた場合においても、貸付人の自らの裁量により、トランシェＢ個別貸付を実行しないことができるものとする。

(1) 借入人が、第７条各号において表明及び保証した事実が、いずれも真実かつ正確であること。

(2) 第 13 条第１項及び第２項に規定する事由、原金消契約第５条及び原金消契約特約事項第３条に規定する事由並びに銀取約定第５条第１項及び第２項に規定する事由のいずれにも該当しておらず、かつ、これらに該当するおそれもないこと。

(3) 借入人が、原契約等、本特約その他貸付人との間で締結した契約の各条項に違反しておらず、かつ、トランシェＢ個別貸付の実行日以降においてこれらに違反するおそれもないこと。

(4) 原契約に定めるトランシェＢ個別貸付の実行の条件（原金消契約第２条第４項但書及び原金消契約第４条第３項を含むが、これらに限らない。）が全て充足されていること。

(5) 借入人が、トランシェＢ個別貸付に係る資金使途確認資料（請求書、見積書などを含むがこれらに限らない。）を貸付人へ提出していること。

(6) 天災その他の自然的事象、戦争、暴動、テロ、放火その他の人為的事象、電気、通信若しくは各種決済システムの不通若しくは障害、東京インターバンク市場において発生した円資金貸借取引を行い得ない事由、又は貸付人の責めによらない事由のうち貸付人によるトランシェＢ個別貸付の実行が不可能若しくは著しく困難となる事由が、いずれも発生していないこと。

(7) 貸付人が以下の書類等の全てを借入人から受領し、その内容に貸付人が満足すること。

① 本株式売買契約書等の写し

② その他本件株式買収に係る関連契約

(8) その他トランシェＢ個別貸付の実行に際し必要なものとして貸付人が指定する書類又は情報が貸付人に提出又は提供されていること。

第3条　（返済用預金口座の取り決め）

1. 借入人は、株式会社三菱東京ＵＦＪ銀行品川駅前支店に保有する円貨普通預金口座（口座番号：2034628。口座名義：株式会社ＵＢＩＣ）及び外貨普通預金口座（口座番号：0093092。口座名義：株式会社ＵＢＩＣ）を個別貸付の元利金の返済用預金口座（以下、

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「返済用預金口座」という。）とするものとし、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、自らの費用でこれを維持するものとする。

2. 借入人は、資金使途に係る金員の支払を、返済用預金口座を通じて行うものとする。
3. 借入人は、対象会社から支払われる剰余金配当及び係る剰余金配当の源泉徴収税額の還付金、その他対象会社の株主としての地位における借入人に対し対象会社が交付する金銭（これらを総称して、以下、「剰余金配当等」という。）を、返済用預金口座に振り込ませる方法により受領するものとする。また、かかる方法以外で受領した場合、受領後直ちに当該金員を返済用預金口座へ入金するものとする。
4. 借入人において期限の利益喪失事由のいずれかが発生した場合、返済用預金口座に関する全ての預金規定にかかわらず、借入人は、貸付人に対して返済用預金口座から任意の金額を引き落す権限を付与するものとする。当該権限に基づき引き落した資金については、貸付人の裁量により、個別貸付及び借入人の貸付人に対する一切の債務の返済に充当することができるものとする。

第4条　（元本返済）

借入人は、個別貸付の元本を原契約の規定に従い支払うものとする。

第5条　（利息）

借入人は、個別貸付の利息を原契約の規定に従い支払うものとする。

第6条　（期限前返済）

1. 借入人は、個別貸付の期限前返済について、本特約のほか、原契約の規定（原金消契約第2条第7項及び原金消契約特約事項第2条及び原金消契約特約事項第4条第4項を含むが、これらに限らない。）に従うものとする。
2. 借入人は、第10条第(4)号の規定に基づき、貸付人の事前の承諾を得た後に本株式の全部又は一部につき第三者に譲渡、売却その他の処分を行う場合は、かかる処分を行う日と同日（以下、「強制期限前返済日」という。）に、全ての個別貸付の元本全額並びに当該元本金額に関し、強制期限前返済日（同日を含む。）までの期間に発生する利息金額及び原契約に定める清算金（以下、「清算金」という。）の合計金額を、貸付人所定の方法により支払う。

第7条　（借入人の表明及び保証）

借入人は、原契約の規定（原金消契約特約事項第5条第1項イ及び第2項を含むが、これらに限らない。）に基づく表明及び保証の他、貸付人に対し、本特約締結日及び個別貸付の各実行日において、次の各号に記載された事項がいずれも真実かつ正確であることを表明及び保証し、内容が真実又は正確でないことが判明した場合、貸付人に生じた損害、損失及び費用の一切を補償する。

(1) 借入人による原契約等及び本特約の締結及び履行並びにそれらに基づく取引は、(a)

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借入人を拘束する法令等（条約、法律、政令、省令、条例、規則、告示、判決、決定、仲裁判断、通達、事務ガイドライン及び関係当局の政策をいう。以下同じ。）に反することはなく、(b)借入人の定款その他の内部規則に反することはなく、また、(c)借入人を当事者とする又は借入人若しくはその財産を拘束する第三者との契約その他のいかなる合意にも反するものではないこと。

(2) 原契約等及び本特約は、借入人に対して適法かつ有効な拘束力を有し、その各条項に従い履行強制可能なものであること。

(3) 借入人が作成する計算書類等（法令等により当該計算書類等について監査を行う義務がある場合及びその他監査を行った場合には、監査済みの計算書類等とする。また、借入人が有価証券報告書、半期報告書、四半期報告書、臨時報告書及び訂正報告書等（以下、「報告書等」という。）を作成した場合には、報告書等を含むものとする。以下同じ。）は、日本国において一般に公正妥当と認められている会計基準に照らして正確かつ適法に作成されていること。なお、本特約において「計算書類等」とは、以下の①乃至④に規定されたものをいう。

①会社法第 435 条第 2 項に規定された各事業年度に係る計算書類及び事業報告並びにこれらの附属明細書

②実際に作成された会社法第 441 条第 1 項に規定された臨時計算書類

③会社法第 444 条第 3 項の規定により同条第 1 項に規定された各事業年度に係る連結計算書類（会社計算規則第 61 条に規定された連結貸借対照表、連結損益計算書、連結株主資本等変動計算書及び連結注記表をいう。以下、本号③において、同じ。）の作成が義務づけられる場合の当該連結計算書類その他の実際に作成された会社法第 444 条第 1 項に規定された各事業年度に係る連結計算書類

④実際に作成された連結及び単体の貸借対照表、損益計算書、株主資本等変動計算書及び注記表

(4) 借入人の平成 27 年 3 月決算期（各事業年度の開始日（同日を含む。）から終了日（同日を含む。）までの期間をいう。以下同じ。）終了時以降、借入人が作成した同決算期に係る計算書類等その他の会計書類に示された借入人並びにその子会社及び関連会社（財務諸表等の用語、様式及び作成方法に関する規則第 8 条に定義された「子会社」及び「関連会社」をいう。以下同じ。）の事業、財産又は財政状態を悪化又は低下させる等、借入人の原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のある事実は発生していないこと。

(5) 借入人に関して、原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のある訴訟、保全手続、強制執行手続、調停、仲裁、行政手続その他のいかなる紛争も開始されておらず、かつ、開始されるおそれもないこと。

(6) 借入人は、原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のあるいかなる債務も一切負担していないこと。

(7) 借入人が貸付人に提出した一切の書類に記載された事項はいずれも重要な点において真実かつ正確であり、誤解を生じさせる記載を含まず、貸付人が原契約等及び本

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特約の締結並びに個別貸付に係る実行判断を行うにあたり、誤解を生じさせないために必要な事項の開示を欠いていないこと。また、当該書類に含まれる将来の予測に係る事項は合理的な方法により予測されており、当該書類の提出日以後、当該予測に重大な悪影響を及ぼす又は及ぼす可能性のある事実は発生していないこと。

(8) 借入人は、主たる事業を営むのに必要な許認可等を維持し、全ての法令等を遵守して事業を継続していること。

(9) 本株式の譲渡にあたり、法律上、会計上及び税務上のいかなる問題も発生しない見込みであること。

(10) 本株式売買契約その他本株式の取得のための売主及び借入人を含む当事者間の合意（本株式売買契約の定めに従って締結された Escrow Agreement（本株式売買契約にて定義される Escrow Agreement を意味するものとし、以下、「エスクロー契約」という。）を含むがこれに限らない。）は適法かつ有効に締結されており、法的な拘束力を有すること。

第8条　（借入人の遵守事項）

借入人は、原契約の規定（原金消契約特約事項第4条第2項及び第3項、原金消契約特約事項第5条第1項及び第2項を含むが、これらに限らない。）に基づく確約の他、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、次の各号を遵守する。

(1) 借入人は、借入人の主たる事業内容を変更しないこと。

(2) 借入人は、日本国において一般に公正妥当と認められている会計基準に基づき計算書類等を正確かつ適法に作成すること。

(3) 借入人は、対象会社に対する出資比率を100%に維持すること。

(4) 借入人は、本株式売買契約及びトラストアカウント契約を、適法かつ有効であり、法的な拘束力を有するものとして維持すること。

第9条　（借入人の報告事項）

借入人は、原契約の規定（原金消契約特約事項第4条第1項、原金消契約特約事項第6条を含むが、これらに限らない。）に基づく報告の他、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、貸付人に対して次の各号について自らの費用で報告を行う。

(1) 借入人は、借入人について、期限の利益喪失事由が発生した場合又は発生するおそれがある場合には、直ちにその旨を貸付人に書面にて報告すること。

(2) 借入人は、原契約等及び本特約の規定について、借入人の平成28年3月決算期を初回とする各年度決算期の末日から3ヶ月以内に添付別紙2（「遵守事項等」遵守状況報告書）の書式による「遵守事項等」遵守状況報告書を貸付人に提出すること。

(3) 借入人は、借入人の平成28年3月決算期を初回とする各年度決算期の末日から3ヶ月以内に計算書類等又は報告書等の写しを貸付人に提出すること。また、本号に基づき貸付人に提出された計算書類等又は報告書等の内容に変更が発生した場合又は

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発生するおそれがある場合には、直ちにその旨を貸付人に書面にて報告すること。なお、借入人が報告書等の電子開示をEDINETにより行った場合には、当該開示を行った時点をもってかかる写しの提出がなされたものとみなす。

(4) 借入人は、平成28年8月31日を初回とする、8月末日を作成基準日とする対象会社の株主名簿を、貸付人が満足する様式にて、毎年9月末日までに貸付人に書面にて提出すること。

(5) 対象会社が剰余金配当等を行うことが確定した場合は、当該剰余金配当等の金額及び支払時期が確認できる資料を、貸付人が満足する様式にて、速やかに貸付人に提出すること。

第10条 (借入人の事前承諾取得義務)

借入人は、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、以下のいずれかの事項を行う場合、事前に貸付人の承諾を得るものとする。

(1) 借入人の定款又は対象会社のarticles of incorporation若しくはbylawsの重要な変更を行う場合。

(2) 借入人又は対象会社が、原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のある合併、会社分割、株式交換若しくは株式移転、会社法上の組織変更、その事業若しくは重要な資産の全部若しくは一部の譲渡若しくは譲受、事業の全部若しくは一部の第三者への賃貸若しくは経営の委任、資本金の減少、準備金の減少のいずれか(日本国外における同様の行為を含む。)を行う場合。

(3) 原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のある契約の締結、変更又は解約を行う場合。

(4) 借入人が、本株式の全部又は一部につき第三者へ譲渡、売却その他の処分を行う場合。

第11条 (財務制限条項)

借入人は、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、以下に定める内容を財務制限条項として、遵守維持するものとする。

(1) 平成28年3月決算期を初回とする各年度決算期の末日における借入人の単体の貸借対照表において、純資産の部の合計額を、平成27年3月決算期の年度決算期の末日における純資産の部の合計額又は前年度決算期の末日における純資産の部の合計額のいずれか大きい方の75%以上に維持すること。

(2) 平成28年3月決算期を初回とする各年度決算期の末日における借入人の連結の貸借対照表において、純資産の部の合計額を、平成27年3月決算期の年度決算期の末日における純資産の部の合計額又は前年度決算期の末日における純資産の部の合計額のいずれか大きい方の75%以上に維持すること。

(3) 平成28年3月決算期を初回とする各年度決算期の末日における借入人の単体の損益計算書において、2期連続して経常損失を計上しないこと。

7

(4) 平成28年3月決算期を初回とする各年度決算期の末日における借入人の連結の損益計算書において、2期連続して経常損失を計上しないこと。

第12条　（財務制限条項抵触時の効果）

借入人が、第11条第(1)号乃至第(4)号に定めるいずれか1項目以上に抵触した場合、貸付人の請求により、借入人は原契約等及び本特約に基づき借入人が貸付人に対して負担する一切の債務について期限の利益を失い、直ちにその債務全額を返済するものとする。

第13条　（期限の利益喪失事由）

1. 銀取約定第5条第1項に定める事由が生じた場合には、借入人は、貸付人からの通知催告等がなくても当然に、原契約等及び本特約に基づき借入人が貸付人に対して負担する一切の債務について期限の利益を失い、直ちに全ての個別貸付の元本及び利息並びに清算金その他の原契約等及び本特約に基づき借入人が貸付人に対し支払義務を負担する全ての金員を貸付人所定の方法により支払うものとする。
2. 銀取約定第5条第2項に定める事由が生じた場合並びに原金消契約第5条及び原金消契約特約事項第3条に規定する事由が生じた場合の他、次の各号のいずれかの事由が生じた場合には、借入人は、貸付人の請求により、原契約等及び本特約に基づき借入人が貸付人に対して負担する一切の債務について期限の利益を失い、直ちに全ての個別貸付の元本及び利息並びに清算金その他の原契約等及び本特約に基づき借入人が貸付人に対し支払義務を負担する全ての金員を貸付人所定の方法により支払うものとする。
   (1) 借入人が第7条各号において表明及び保証した事実のいずれかが、当該表明及び保証の時点において真実又は正確でなかったことが判明したとき。
   (2) 借入人が、原契約等及び本特約の規定に違反したとき。
   (3) 借入人が貸付人に差し入れている担保の目的物について仮差押え、保全差押え、差押え、仮処分若しくは滞納処分の命令若しくは通知（日本国外における同様の手続を含む。）が発送されたとき又は競売手続若しくは公売手続の開始があったとき。
   (4) 借入人が、原契約等及び本特約に基づく債務以外の金銭債務（保証債務を含む。）について債務不履行の状態になったとき又は期限の利益を喪失したとき。
   (5) 借入人が第1回目の不渡りを出したとき、又は借入人に対する電子記録債権につき株式会社全銀電子債権ネットワークによる支払不能の登録が行われ、若しくは他の電子債権記録機関によるこれと同等の措置を受けたとき。
   (6) 借入人が法令等に違反し、借入人の事業を停止し、若しくは所轄政府機関等から業務停止若しくは業務禁止等の処分を受けたとき、又はそれらのおそれがあると貸付人が合理的に判断したとき。
   (7) 借入人が解散の決議を行い又は解散命令を受けたとき（借入人がその吸収合併又は新設合併に伴って解散する場合を除く。）
   (8) 第12条が適用されるとき。
   (9) 前各号を除き、借入人の事業若しくは財産の状態が悪化し、又は悪化するおそれが

8

あり、債権保全のために必要が認められるとき。

3. 前項の場合において、住所変更の届出の懈怠又は貸付人からの通知の不受理等、借入人の責めに帰すべき事由により、貸付人が行った通知又は送付した書類等が延着し又は到達しなかった場合には、通常到達すべき時に到達したものとみなして期限の利益が失われたものとする。
4. 第1項、第2項又は第3項により借入人が期限の利益を喪失した場合においても、清算金が発生するものとし、当該清算金が発生した場合には、借入人は貸付人に対し、当該清算金を支払うものとする。借入人が期限の利益を喪失した場合、借入人は直ちに全ての個別貸付の元本及び利息並びに清算金その他の本特約に基づき借入人が貸付人に対し支払義務を負担する全ての金員を貸付人所定の方法により支払う。

第14条　（ストラクチャリング手数料及び諸費用の負担）

1. 借入人は貸付人に対して、初回の個別貸付の実行日に原契約等及び本特約に基づく融資のストラクチャリングに関する手数料（以下、「ストラクチャリング手数料」という。）として、金21,600,000円（消費税及び地方消費税を含む。）を貸付人所定の方法により支払うものとする。
2. 貸付人は、受領したストラクチャリング手数料を借入人に対して返還することを要しないものとする。但し、貸付人が必要と判断した場合には、ストラクチャリング手数料の全部又は一部を返還することができるものとする。
3. 前各項に定める他、本特約の作成、変更、修正その他原契約等及び本特約に基づく個別貸付の実行に関して発生する費用（印紙税等の公租公課、弁護士費用を含むが、これらに限らない。）並びに貸付人が原契約等及び本特約に基づく権利を保全及び確保並びに行使するために要する合理的な費用（弁護士費用を含むが、これに限らない。）は全て借入人の負担とし、貸付人がこれらを借入人に代わって負担した場合には、借入人は、貸付人から請求を受け次第、直ちに貸付人に対して支払うものとする。

第15条　（契約の変更）

原契約及び本特約は、借入人及び貸付人の書面による合意がなければ、これを変更することができない。

第16条　（公正証書の作成）

借入人は、貸付人の請求により、原契約等及び本特約に基づく債務の承認及び強制執行の承諾文言を含む公正証書の作成に必要な手続に協力する。なお、この手続に要する費用は借入人の負担とする。

第17条　（本特約と原契約等との優先関係）

本特約と原契約等の各規定との適用に係る関係は以下の各号に従うものとする。

(1) 本特約の規定が、原契約等の規定に矛盾又は抵触する場合は、本特約の規定を優先

9

して適用するものとする。

(2) 本特約に定めのない事項は、原契約等の規定に従うものとする。

(3) 本特約に定めのない事項で、原契約等にも定めのない事項は、借入人及び貸付人との協議によりこれを決するものとする。

第18条 （協議）

原契約等及び本特約に定めのない事項又は原契約等及び本特約の解釈に関し当事者間に疑義が発生した場合には、借入人及び貸付人は、誠実に協議を行い、その対応を決定する。

本特約締結の証として、本特約の原本を1通作成し、借入人の代表者又は代表者の代理人が署名又は記名捺印し、貸付人がこれを保管する。なお、借入人は貸付人からその写しを受領する。

以上

10

別紙1（個別貸付明細）

個別貸付明細

1. トランシェA個別貸付

第一回貸付実行日：平成27年12月24日

第一回貸付金額　：USD 9,120,000.00-

第二回貸付実行日：平成28年8月30日

第二回貸付金額　：USD 1,100,000.00-

2. トランシェB個別貸付

第一回貸付実行日：平成27年12月24日

第一回貸付金額　：JPY 755,000,000-

第二回貸付実行日：平成28年8月30日

第二回貸付金額　：JPY 98,000,000-

以上

11

別紙2（「遵守事項等」遵守状況報告書）

年　　月　　日

「遵守事項等」遵守状況報告書

株式会社三菱東京ＵＦＪ銀行　御中

借　入　人　住所

名称

借入人は、借入人が株式会社三菱東京ＵＦＪ銀行（以下、「貴行」といいます。）に差し入れ又は貴行との間で締結した平成27年11月30日付融資特約書（以下、「本特約」といいます。）第9条第(2)号に基づき、原契約等及び本特約の規定について遵守していることを報告します。但し、抵触中の条項（貴行の判断により抵触とされたもの又は借入人が貴行に対して抵触の事実を報告したものに限ります。）を除くものとします。

以上

銀　行　使　用　欄

検　閲	遵守事項確認	印鑑照合	実施

12

(Translation)

Stamp 200 yen

Special Agreement on Loans

November 30, 2015

To: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Borrower

Address: Meisan Takahama Building,

2-12-23 Konan, Minato-ku, Tokyo, 108-0075

UBIC, Inc.

Name:Masahiro Morimoto,(Seal)

CEO and Chairman of the Board

UBIC, Inc., (hereinafter the “Borrower”) shall comply with the provisions of this Special Agreement on Loans (this “Special Agreement) when the Borrower receives loans of money (the tranche A individual loan under the loan agreement certificate set forth in the attached Annex 1 (Individual Loan Schedule) is hereinafter referred to as the “Tranche A Loan, and the tranche B individual loan, as the Tranche B Loan; the Tranche A Loan and the Tranche B Loan are referred to individually as an “Individual Loan” and collectively as “Individual Loans”) from The Bank of Tokyo-Mitsubishi UFJ, Ltd. (hereinafter the “Loaner”) under the loan agreement certificate dated November 30, 2015, (hereinafter the “Loan Agreement” or the “Original Agreement”; if there is any special contract outside this Special Agreement that relates to the Original Agreement, the agreement providing for the special contract shall be included in the Original Agreement; the Original Agreement and the bank transaction agreement that is delivered by the Borrower to the Loaner separately or is executed between the parties (hereinafter the “Transaction Agreement”) are referred to individually or collectively as the “Original Agreement, Etc.”), in addition to the obligation to comply with the provisions of the Original Agreement.

Article 1 (Purpose of Loan)

Regarding the money raised through Individual Loans, the Borrower shall comply with the provisions of the Original Agreement providing for the purpose of the loan (including but not limited to Article 2, paragraph 3, of the Loan Agreement), and shall use it only as funds for the following items:

(1)

Funds for the purchase (hereinafter the “Stock Acquisition”) of all outstanding shares (hereinafter the “Stock”) of EVD, INC., (a California corporation) (location: 160 Greentree Drive, Suite 101, Dover, DE 19904, County of Kent; hereinafter the “Object Company”) owned by each corporation of the following items (hereinafter individually or collectively the “Seller”):

(i)	ANDATHA INTERNATIONAL, INC. (a California corporation);
(ii)	EVOLVE DISCOVERY PA, LLC (a [Pennsylvania] limited liability company);
(iii)	EVOLVE DISCOVERY LA, LLC (a [California] limited liability company);
(iv)	EVOLVE DISCOVERY PORTLAND, LLC (an Oregon limited liability company); and
(v)	EVOLVE DISCOVERY SEATTLE, LLC (a Washington limited liability company).
(2)	Funds for the payment of taxes and other public charges and expenses required for the acquisition of the Stock
(3)	Funds for the repayment of outstanding debts and other liabilities incurred by the Object Company, as well as investment funds and loans to the Object Company to be allotted to such repayment

Section Used by Bank

Confirmation of preconditions fulfillment		Inspection	Verification of a seal impression	Implementation
Inspection	Implementation

Article 2 (Preconditions for Execution of Individual Loans)

1. The Loaner shall execute the Tranche A Loan on condition of the fulfillment of all conditions set forth in the following items as of the execution date of the Tranche A Loan. The fulfillment of the conditions shall be determined by the Loaner; provided, however, that even if all or part of the conditions in the following items are not fulfilled, the Loaner may at its discretion execute the Tranche A Loan, and even if all of the conditions in the following items are fulfilled, the Loaner may at its discretion choose not to execute the Tranche A Loan.

(1)	All facts represented and warranted by the Borrower under items of Article 7 are true and accurate.
(2)

There is not any cause, or prospects therefor, falling under the provisions of item 1 or 2 of Article 13 hereof, Article 5 of the Loan Agreement, Article 3 of the special stipulations of the Loan Agreement, or Article 5, paragraph 1 or 2, of the Transaction Agreement.

(3)

The Borrower does not violate any provision of the Original Agreement, Etc., this Special Agreement, or any other agreement entered into between it and the Loaner, and is not likely to violate any of them after the execution date of the Tranche A Loan.

(4)	All of the conditions for the execution of the Tranche A Loan set forth in the Original Agreement are fulfilled (including but not limited to the proviso of Article 2, paragraph 4, of the Loan

Agreement, and Article 4, paragraph 3, of the Loan Agreement).
(5)	The Borrower submits to the Loaner materials for the confirmation of the loan purpose of the Tranche A Loan (including but not limited to written claims and estimates).
(6)

There is not the occurrence of natural disasters or other events, wars, riots, acts of terrorism, arson or other man-made events, an interruption or failure of electricity, communications or any kind of payment settlement system, any event arising in the Tokyo interbank market for which yen funds loan transactions are unable to be executed, or any incident due to reasons not attributable to the Loaner that makes the Loaner’s execution of the Tranche A Loan impossible or significantly difficult.

(7)	The Loaner receives from the Borrower the following documents, whose contents satisfy the Loaner:
(i)

Copies of all documents required by the Loaner (hereinafter the “Documents Related to Stock Transaction Agreement”) in relation to the stock transaction agreement entered into between the parties and the Object Company concerning the Stock (hereinafter the “Stock Transaction Agreement”); and

(ii)	Other relevant documents related to the acquisition of the Stock.
(8)	The Loaner receives other documents and information designated by the Loaner as necessary materials for the execution of the Tranche A Loan.

2. The Loaner shall execute the Tranche B Loan on condition of the fulfillment of all conditions set forth in the following items as of the execution date of the Tranche B Loan. The fulfillment of the conditions shall be determined by the Loaner; provided, however, that even if all or part of the conditions in the following items are not fulfilled, the Loaner may at its own discretion execute the Tranche B Loan, and even if all of the conditions in the following items are fulfilled, the Loaner may at its discretion choose not to execute the Tranche B Loan.

(1)	All facts represented and warranted by the Borrower under items of Article 7 are true and accurate.
(2)

There is not any cause, or prospects therefor, falling under the provisions of item 1 or 2 of Article 13 hereof, Article 5 of the Loan Agreement, Article 3 of the special stipulations of the Loan Agreement, or Article 5, paragraph 1 or 2, of the Transaction Agreement.

(3)

The Borrower does not violate any provision of the Original Agreement, Etc., this Special Agreement, or any other agreement entered into between it and the Loaner, and is not likely to violate any of them after the execution date of the Tranche B Loan.

(4)

All of the conditions for the execution of the Tranche B Loan set forth in the Original Agreement are fulfilled (including but not limited to the proviso of Article 2, paragraph 4, of the Loan Agreement, and Article 4, paragraph 3, of the Loan Agreement).

(5)	The Borrower submits to the Loaner materials for the confirmation of the loan purpose of the Tranche B Loan (including but not limited to written claims and estimates).
(6)

There is not the occurrence of natural disasters or other events, wars, riots, acts of terrorism, arson or other man-made events, an interruption or failure of electricity, communications or any kind of payment settlement system, any event arising in the Tokyo interbank market for which yen funds loan transactions are unable to be executed, or any incident due to reasons not attributable to the Loaner that makes the Loaner’s execution of the Tranche B Loan impossible or significantly difficult.

(7)	The Loaner receives from the Borrower all of the following documents, whose contents satisfy the Loaner:
(i)	Copies of the Documents Related to Stock Transaction Agreement; and
(ii)	Other relevant agreements related to the acquisition of the Stock.
(8)	The Loaner is submitted or provided other documents and information designated by the Loaner as necessary materials for the execution of the Tranche B Loan.

Article 3 (Agreement on Bank Account for Repayment)

1. The Borrower shall use, as the bank account for repayment of the principal and interest of Individual Loans (hereinafter the “Repayment Account”), the yen savings account (account number: 2034628;

account holder: UBIC, Inc.) and the foreign currency savings account (account number: 0093092; account holder: UBIC, Inc.) held at The Bank of Tokyo-Mitsubishi UFJ, Ltd. Shinagawa-Ekimae Branch, and shall maintain them at its own expense until it completes the performance of all liabilities owed to the Loaner under the Original Agreement, Etc., and this Special Agreement.

2. The Borrower shall pay money related to the loan purpose through the Repayment Account.

3. The Borrower shall receive dividends of surplus paid by the Object Company, refunds of withholding taxes on the said dividends of surplus, and other money paid by the Object Company to the Borrower for the status as a shareholder of the Object Company (hereinafter collectively “Dividends of Surplus”) by the method of transfer to the Repayment Account. If the Borrower receives the money by any other method, it shall deposit the money to the Repayment Account immediately after the receipt.

4. If any cause for forfeiture of the benefit of time occurs on the part of the Borrower, notwithstanding any deposit regulations related to the Repayment Account, the Borrower shall authorize the Loaner to withdraw any amount at its discretion from the Repayment Account. The Loaner may, at its discretion, appropriate funds withdrawn under the said authority to any repayment of Individual Loans or other liabilities owed by the Borrower to the Loaner.

Article 4 (Principal Repayment)

The Borrower shall pay the principal on the Individual Loans under the provisions of the Original Agreement.

Article 5 (Interest)

The Borrower shall pay the interest on the Individual Loans under the provisions of the Original Agreement.

Article 6 (Prepayment)

1. Regarding prepayment of an Individual Loan, the Borrower shall comply with the provisions of this Special Agreement, as well as of the Original Agreement (including but not limited to Article 2, paragraph 7, of the Loan Agreement, Article 2 of the special stipulations of the Loan Agreement, and Article 4, paragraph 4, of the special stipulations of the Loan Agreement).

2. If the Borrower, with the advance consent of the Loaner under the provision of item (4) of Article 10, transfers or sells to a third party, or otherwise disposes of all or part of the Stock, the Borrower shall pay, on the same day as the date of disposition (hereinafter the “Date of Forced Repayment before Due Date”), by the method prescribed by the Loaner, the sum of the full amount of the principal of all Individual Loans, the amount of interest accrued on the said principal amount during the period until (and including) the Date of Forced Repayment before the Due Date, and the settlement money prescribed in the Original Agreement (hereinafter “Settlement Money”).

Article 7 (Representation and Warranty by Borrower)

In addition to the representations and warranties under the provisions of the Original Agreement (including but not limited to Article 5, paragraph 1(a) and paragraph 2, of the special stipulations of the Loan Agreement), the Borrower represents and warrants to the Loaner that all of the following items are true and accurate as of the date of the conclusion hereof and the execution date of each Individual Loan, and shall compensate for any damage, loss, or expense incurred by the Loaner if any item is found to be untrue or inaccurate:

(1)

The conclusion or performance of the Original Agreement, Etc., or this Special Agreement by the Borrower, or transactions thereunder do not violate (a) any legislation binding on the Borrower (meaning treaties, laws, governmental and ministerial ordinances, regulations, rules, notifications, rulings, decisions, arbitration awards, communications, administrative guidelines, and policies of the authorities concerned; the same applies hereinafter), (b) the articles of incorporation or other internal rules of the Borrower, or (c) any contract or agreement with a third party to which the Borrower is a party, or which binds on the Borrower or its property.

(2)	The Original Agreement, Etc., and this Special Agreement have a binding force on the Borrower lawfully and effectively, and are enforceable under the provisions thereof.
(3)

Any Financial Statements prepared by the Borrower (they shall be audited Financial Statements, where legislation requires that the Financial Statements be audited, or they have been audited otherwise; and they shall include any securities reports, and semi-annual, quarterly, extraordinary, and reissued reports (hereinafter “Reports”) when such are prepared by the Borrower; the same applies hereinafter) are prepared accurately and lawfully in light of the accounting standards generally deemed as fair and reasonable in Japan. “Financial Statements” herein shall be as defined in the following items (i) through (iv):

(i)	Financial statements and business reports and their supplementary schedules for each business year set forth in Article 435, paragraph 2, of the Companies Act;
(ii)	Temporary financial statements set forth in Article 441, paragraph 1, of the Companies Act that have been prepared;
(iii)

Consolidated financial statements for each business year set forth in Article 444, paragraph 1, of the Companies Act (meaning a consolidated balance sheet, consolidated income statements, and statements of changes in net assets, and notes to consolidated financial statements set forth in Article 61 of the Rules for Corporate Computation; the same applies in this item (iii)) where the party is required to prepare them under the provisions of the said article, paragraph 3, as well as other consolidated financial statements for each business year set forth in Article 444, paragraph 1, of the Companies Act that have been prepared; and

(iv)	Consolidated and non-consolidated balance sheets, income statements, statements of changes in net assets, and notes to financial statements that have been prepared.
(4)

After the end of fiscal year (meaning a period from the commencement date (including the day) to the termination date (including the day) of each business year; the same applies hereinafter) of the Borrower in March 2015, there is no occurrence of a fact that will or may cause an important adverse effect to the performance of Borrower’s obligations under the Original Agreement, Etc., or this Special Agreement, including facts that deteriorate or decrease the business, assets, or financial conditions of the Borrower, its subsidiary or affiliate companies (meaning “subsidiary companies” and “affiliate companies” as defined in Article 8 of the Ordinance on the Terminology, Forms, and Preparation Methods of Financial Statements, etc.; the same applies hereinafter), which show on Financial Statements prepared by the Borrower for the said fiscal year or on other accounting documents.

(5)

There is not, or is not likely to be, the commencement of any lawsuit, procedures for securance or compulsory execution, mediation, arbitration, administrative procedures, or any other dispute with respect to the Borrower, that will or may cause an important adverse effect to the performance of obligations under the Original Agreement, Etc., or this Special Agreement.

(6)	The Borrower does not assume any debt that will or may cause an important adverse effect to the performance of obligations under the Original Agreement, Etc., or this Special Agreement.
(7)

All information written in any document submitted by the Borrower to the Loaner are true and accurate in material respects, do not include any description that gives rise to misunderstandings, and do not lack disclosure of any matter necessary for the Loaner to avoid misunderstandings in entering into the Original Agreement, Etc., and this Special Agreement, and in deciding on matters to be performed in relation to Individual Loans. And, matters contained in the said documents that are forecasts on the future are forecasted by reasonable methods, and after the date of submission thereof, there is no occurrence of a fact that will or may cause an important adverse effect to the forecasts.

(8)	The Borrower maintains permits and licenses necessary to conduct principal businesses, and continues business in compliance with all legislation.
(9)	There are no prospects for any problem in terms of law, accounting, or tax affairs with respect to the transfer of the Stock.
(10)

The Stock Transaction Agreement and other agreements entered into between any parties, including the Seller and the Borrower for the acquisition of the Stock (including but not limited to an Escrow Agreement (meaning the Escrow Agreement defined in the Stock Transaction Agreement; hereinafter the “Escrow Agreement”), entered into under the provisions of the Stock Transaction Agreement) are concluded lawfully and effectively and are legally binding.

Article 8 (Matters Observed by Borrower)

In addition to the commitments under the provisions of the Original Agreement (including but not limited to Article 4, paragraphs 2 and 3, of the special stipulations of the Loan Agreement, and Article 5, paragraphs 1 and 2, of the special stipulations of the Loan Agreement), the Borrower shall comply with the following items until it completes the performance of all liabilities to the Loaner under the Original Agreement, Etc., and this Special Agreement:

(1)	The Borrower shall not change its principal businesses.
(2)	The Borrower shall prepare Financial Statements accurately and lawfully under the accounting standards generally deemed as fair and reasonable in Japan.
(3)	The Borrower shall maintain the percentage of its stake in the Object Company at 100%.
(4)	The Borrower shall maintain the Stock Transaction Agreement and the trust account agreement to be legal and effective, and legally binding.

Article 9 (Matters Reported by Borrower)

In addition to the reports under the provisions of the Original Agreement (including but not limited to Article 4, paragraph 1, of the special stipulations of the Loan Agreement, and Article 6 of the special stipulations of the Loan Agreement), the Borrower shall give the following reports to the Loaner at its own expense until it completes the performance of all liabilities owed to the Loaner under the Original Agreement, Etc., and this Special Agreement:

(1)	The Borrower shall immediately give a written report to the Loaner if a cause for forfeiture of the benefit of time arises or is likely to arise with respect to the Borrower.
(2)

Within three (3) months from the last day of each fiscal year of the Borrower, beginning from that in March 2016, the Borrower shall submit to the Loaner, in relation to the provisions of the Original Agreement, Etc., and this Special Agreement, a report on the situation of compliance with “matters observed, etc.” in the form of the attached Annex 2 (Report on the Situation of Compliance with “Matters Observed, Etc.”).

(3)	Within three (3) months from the last day of each fiscal year of the Borrower, beginning from that in March 2016, the Borrower shall submit to the Loaner a copy of Financial Statements or Reports. If there is or is likely to be any change to the information in Financial Statements or Reports submitted to the Loaner under this item, the Borrower shall immediately give a written report to the Loaner. When the Borrower discloses Reports electronically by EDINET, the foregoing copy shall be deemed to have been submitted at the time of the disclosure.

(4)

By the last day of September every year, the Borrower shall submit to the Loaner the shareholder registry of the Object Company (with standard preparation date being the last day of August, beginning from August 31, 2016), in writing in a form that satisfies the Loaner.

(5)

When it is decided that the Object Company will distribute Dividends of Surplus, the Borrower shall promptly submit to the Loaner, in a form that satisfies the Loaner, materials with which the amount of the Dividends of Surplus and the time of payment may be confirmed.

Article 10 (Borrower’s Obligation to Obtain Advance Consent)

Until the Borrower completes the performance of all liabilities owed to the Loaner under the Original Agreement, Etc., and this Special Agreement, the Borrower shall obtain the advance consent of the Loaner when it implements any of the following items:

(1)	If the articles of incorporation of the Borrower, or the articles of incorporation or the bylaws of the Object Company is modified materially;
(2)

If the Borrower or the Object Company implements a merger, corporate split-up, share exchange, stock transfer, organizational change under the Companies Act, transfer (or acceptance) of all or part of business or important assets, lease or management entrustment of all or part of business to a third party, or a decrease in capital fund or reserve fund (including similar acts outside Japan) that will or may cause an important adverse effect to the performance of obligations under the Original Agreement, Etc., or this Special Agreement;

(3)

If there is conclusion, modification, or cancellation of an agreement that will or may cause an important adverse effect to the performance of obligations under the Original Agreement, Etc., or this Special Agreement; or

(4)	If the Borrower transfers or sells to a third party, or otherwise disposes of, all or part of the Stock.

Article 11 (Restrictive Financial Covenants)

Until the Borrower completes the performance of all liabilities owed to the Loaner under the Original Agreement, Etc., and this Special Agreement, the Borrower shall comply with and maintain the following restrictive financial covenants:

(1)

The sum of the net asset in the Borrower’s non-consolidated balance sheet as of the last day of each fiscal year, beginning from the fiscal year ended in March 2016, shall be maintained at not less than 75% of either the sum of the net asset as of the last day of the fiscal year ended in March 2015 or the sum of the net asset as of the last day of the previous fiscal year, whichever is higher.

(2)

The sum of the net asset in the Borrower’s consolidated balance sheet as of the last day of each fiscal year, beginning from the fiscal year ended in March 2016, shall be maintained at not less than 75% of either the sum of the net asset as of the last day of the fiscal year ended in March 2015 or the sum of the net asset as of the last day of the previous fiscal year, whichever is higher.

(3)

Ordinary loss shall not be recorded for two consecutive years in unconsolidated income statements of the Borrower as of the last day of each fiscal year, beginning from the fiscal year ended in March 2016.

(4)

Ordinary loss shall not be recorded for two consecutive years in consolidated income statements of the Borrower as of the last day of each fiscal year, beginning from the fiscal year ended in March 2016.

Article 12 (Effect of Infringement of Restrictive Financial Covenants)

If the Borrower infringes one or more of items (1) through (4) of Article 11, the Borrower shall, at the request of the Loaner, lose the benefit of time with respect to all liabilities owed by the Borrower to the Loaner under the Original Agreement, Etc., and this Special Agreement and shall immediately repay the full amount of the liabilities to the Loaner.

Article 13 (Causes for Forfeiture of Benefit of Time)

1. If there is the occurrence of any cause set forth in Article 5, paragraph 1, of the Transaction Agreement, the Borrower shall, without any notification or demand of the Loaner, naturally lose the benefit of time with respect to all liabilities owed by the Borrower to the Loaner under the Original Agreement, Etc., and this Special Agreement, and shall immediately pay, by the method designated by the Loaner, the principal and interest of all Individual Loans, and Settlement Money, as well as any other money payable by the Borrower to the Loaner under the Original Agreement, Etc., and this Special Agreement.

2. If there is the occurrence of a cause set forth in Article 5, paragraph 2, of the Transaction Agreement, or a cause set forth in Article 5 of the Loan Agreement or Article 3 of the special stipulations of the Loan Agreement, or a cause set forth in the following items, the Borrower shall, at the request of the Loaner, lose the benefit of time with respect to all liabilities owed by the Borrower to the Loaner under the Original Agreement, Etc., and this Special Agreement and shall immediately pay, by the method designated by the Loaner, the principal and interest of all Individual Loans, and Settlement Money, as well as any other money payable by the Borrower to the Loaner under the Original Agreement, Etc., and this Special Agreement:

(1)	If it is discovered that any of the facts represented and warranted by the Borrower under items of Article 7 is untrue or inaccurate as of the time of the representation and warranty;
(2)	If the Borrower violates any provision of the Original Agreement, Etc., and this Special Agreement;
(3)

If an order or notice of provisional seizure, preservative seizure, seizure, provisional disposition, or attachment for delinquent tax is dispatched with respect to a security provided by the Borrower to the Loaner (including similar procedures outside Japan), or procedures for a public auction or sale are commenced;

(4)

If the Borrower defaults on any monetary liabilities (including warranty obligations) other than liabilities under the Original Agreement, Etc., and this Special Agreement or loses the benefit of time;

(5)

If the Borrower bounces a check for the first time, or if densai.net Co., Ltd. registers insolvency with respect to an electronically recorded monetary claim to the Borrower, or any other electronic monetary claim recording institution takes measures equivalent thereto:

(6)

If the Borrower violates legislation, suspends its business, or has its business suspended or prohibited by disposition of the competent governmental institutions, or if the Loaner reasonably deems any of the foregoing is possible;

(7)	If the Borrower adopts a resolution for dissolution, or receives a winding-up order (excluding dissolution of the Borrower incidental to an absorption-type or consolidation-type merger);
(8)	If Article 12 applies; or
(9)	Except as set forth in the preceding items, if the condition of the Borrower’s business or assets is or is likely to be deteriorated, which necessitates the measure in order to preserve claims.

3. In the case of the preceding paragraph, if notice or any other document dispatched by the Loaner arrives late or fails to reach for reasons attributable to the Borrower, including the omission of the notice of a change of address, and the refusal to receive notice from the Loaner, it shall be deemed to have reached when it had reached usually, and the benefit of time shall be forfeited.

4. Even when the Borrower loses the benefit of time under paragraph 1, 2, or 3, Settlement Money may accrue, and the Borrower shall pay to the Loaner any Settlement Money accrued. In the event of forfeiture of the benefit of time on the part of the Borrower, the Borrower shall immediately pay, by the method designated by the Loaner, the principal and interest of all Individual Loans, and Settlement Money, as well as any other money payable by the Borrower to the Loaner under this Special Agreement.

Article 14 (Burden of Structuring Fee and Various Expenses)

1. On the execution date of the first Individual Loan, the Borrower shall, by the method designated by the Loaner, pay to the Loaner 21,600,000 yen (including the consumption tax and local consumption tax) as the fee for the structuring of loan under the Original Agreement, Etc., and this Special Agreement (hereinafter the “Structuring Fee”).

2. The Loaner shall not be required to return to the Borrower the Structuring Fee received by it; provided, however, that if the Loaner deems it necessary, it may return all or part of the Structuring Fee.

3. In addition to the provisions in the preceding paragraphs, the Borrower shall bear all expenses incurred in relation to the preparation, change and modification of this Special Agreement, and to the execution of Individual Loans under the Original Agreement, Etc., and this Special Agreement (including but not limited to the stamp duty and other taxes and public charges, and attorney fees), as well as reasonable expenses required for the Loaner to preserve and secure, and exercise rights under the Original Agreement, Etc., and this Special Agreement (including but not limited to attorney fees), and if the Loaner bears any of them on behalf of the Borrower, the Borrower shall repay it to the Loaner as soon as the Loaner requests it.

Article 15 (Modification to Agreement)

Neither the Original Agreement nor this Special Agreement may be modified unless the Borrower and the Loaner agree in writing.

Article 16 (Preparation of Notarial Deeds)

The Borrower shall, at the request of the Loaner, cooperate in procedures necessary for the preparation of notarial deeds, including statements of the acceptance of liabilities and the consent to compulsory execution under the Original Agreement, Etc., and this Special Agreement. Expenses for such procedures shall be borne by the Borrower.

Article 17 (Precedence Relationship of Special Agreement and Original Agreement, Etc.)

The following items apply to the relationship between the provisions of this Special Agreement and the Original Agreement, Etc., in applying them:

(1)	If a provision of this Special Agreement is in conflict or inconsistent with that of the Original Agreement, Etc., the provision of this Special Agreement shall apply preferentially.
(2)	Any matter not stipulated herein shall be governed by the Original Agreement, Etc.
(3)	Any matter not stipulated in either this Special Agreement or the Original Agreement, Etc. shall be determined in consultation between the Borrower and the Loaner.

Article 18 (Consultation)

If there is any matter not stipulated in either the Original Agreement, Etc., or this Special Agreement, or any question arising between the parties as to the interpretation of the Original Agreement, Etc., or this Special Agreement, the parties shall consult with each other in good faith and shall determine measures for it.

IN WITNESS WHEREOF, an original of this Special Agreement has been executed, the representative of the Borrower or proxy thereof has signed it or affixed his name and seal thereon, and the Loaner shall keep it. The Borrower shall accept a counterpart thereof from the Loaner.

Annex 1 (Individual Loan Schedule)

Individual Loan Schedule

1. Tranche A Individual Loan

Date of the first execution of loan: December 24, 2015

The first amount advanced: USD 9,120,000.00

Date of the second execution of loan: August 30, 2016

The second amount advanced: USD 1,100,000.00

2. Tranche B Individual Loan

Date of the first execution of loan: December 24, 2015

The first amount advanced: JPY 755,000,000

Date of the second execution of loan: August 30, 2016

The second amount advanced: JPY 98,000,000

Annex 2 (Report on the Situation of Compliance with “Matters Observed, Etc.”)

******** **, 20**

Report on the Situation of Compliance
with “Matters Observed, Etc.”

To: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Borrower

Address:

Name:

The Borrower reports under Article 9, item (2) of the Special Agreement on Loan dated November 30, 2015, (the “Special Agreement”) delivered by the Borrower to The Bank of Tokyo-Mitsubishi UFJ, Ltd. (hereinafter the “Bank”) or executed between it and the Bank that the Borrower is in compliance with the provisions of the Original Agreement, Etc., and the Special Agreement; provided, however, that this does not apply to the provisions infringed (on condition that the infringement has been determined at the Bank’s discretion, or the fact thereof has been reported by the Borrower to the Bank).

Section Used by Bank

Inspection	Confirmation of Matters Observed	Verification of a seal impression	Implementation